Exhibit 99.1

One Horizon Group Announces Closing of $3.3 Million Private Placement Financing

One Horizon’s Chinese JV Development Poised for Strong Growth

BAAR, SWITZERLAND--(DEC. 29, 2014) - One Horizon Group, Inc. (NASDAQ: OHGI) ("One Horizon" or the "Company"), which develops and licenses a bandwidth efficient mobile voice over Internet Protocol ("VoIP") platform for smart phones and licenses the world’s only anti-Over The Top application, today announced it has closed a $3.3 million Private Placement with a single institutional Investor; we shall close on an additional $0.2million with this same investor as soon as the State Administration of Foreign Exchange releases same and issue a pro rata amount of securities and associated fees thereafter.

One Horizon plans to use the proceeds from this placement to further develop its solution in China, which has been brand-named Aishuo. One Horizon has commenced the first phase of its infrastructure rollout in six cities in China: Tianjin, Beijing, Chongqing, Changchun, Nanjing and Shijiazhuang.  These initial locations will connect to the national telephone network to commence the commissioning of the service in China.

"We appreciate the confidence that this investment represents regarding the company's software platform and our ability to penetrate the marketplace," said Brian Collins, founder and CEO of One Horizon. “This investment enables us to pursue our rollout in a much more expedited manner.”

Combined with One Horizon's location aware mobile advertising services, the Aishuo branded smart phone app is expected to drive multiple revenue streams from the supply of its value-added services. The One Horizon  service will seek to acquire 15 million new subscribers to the smartphone app over a two-year period and expects to achieve industry average revenues per user (ARPU) for similar social media apps.  To date, One Horizon has successfully installed eight servers in support of the Chinese smart phone app with interconnects to the AliPay and UnionPay credit card and micro-payments services in China. The smart phone app will be able to provide various optimized internet value added services to its mobile subscribers including but not limited to voice and social media services including text, picture, video and geo-location messaging. These value added services are made possible through the creation of a "Virtual SIM" and One Horizon's proprietary communication software, an industry first.

The $3.3 million financing consisted of units, each consisting of one (1) Series A convertible debenture convertible into one (1) share of  the Company’s common stock at a fixed price of $2.25 per share and one  (1) Class C Warrant and one (1) Class D Warrant, each of which are exercisable to purchase one-twenty fifth (1/25) of a share of Common Stock. In addition, units also come with a performance warrant option that may provide the Investor with additional equity, if certain conditions are met, that will be based on the Company’s annual reported subscriber numbers 24 months after the closing as reflected in the Company’s Annual Report on Form 10-K for the year ending December 31, 2016. The units also entitle the Investor to an observer seat on the Company’s board of directors and a board seat on the Company’s Chinese joint venture, Aishuo. Any time after the twelve-month anniversary of the closing, the Company may repurchase any or all outstanding Debentures in cash for 120% of their face value on ten business days’ notice.   The Company is filing  a Current Report on Form 8-K with the Securities and Exchange Commission describing in more detail the terms of the  private placement; viewers should read that Report in its entirety.   The foregoing information is not intended as an offer to sell or the solicitation of an offer to buy securities of One Horizon.

TriPoint Global Equities, LLC served as placement agent.

About One Horizon Group:

One Horizon Group Inc.'s business is to optimize communications over the Internet through its wholly owned subsidiary, Horizon Globex GmbH, Baar, which develops and markets one of the world's most bandwidth-efficient mobile Voice over Internet Protocol (VoIP) platforms for Smartphones, and also offers a range of other optimized data applications including messaging and mobile advertising. Horizon Globex GmbH is an ISO 9001 and ISO 20000-1 certified company. The Company has operations in Switzerland, the United Kingdom, China, India, Singapore, Hong Kong and Ireland. For more information on the Company, its products and services, please visit http://www.onehorizongroup.com.

Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that are not purely statements of historical fact, and can sometimes be identified by our use of terms such as "intend," "expect," "plan," "estimate," "future," "strive" and similar words. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of One Horizon Group and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although the company believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of One Horizon Group in general, see the risk disclosures in the Annual Report on Form 10-K of One Horizon Group for the year ended December 31, 2013, as amended, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by One Horizon Group.

Contact:

MZ North America

Matthew Selinger, SVP

Tel: +1-949-298-4319

Email: Email Contact

www.mzgroup.us